UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2018

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor	10022
New York, New York
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD Disclosure

(a) On December 14, 2018, Dr. Yvonne Greenstreet provided notice of her resignation to the Board of Directors of Moelis & Company (the “Company”) effective December 31, 2018. Dr. Greenstreet’s decision to resign from the Board was not due to any disagreement with the Company’s management or the Board.

(b) On December 18, 2018, the Board of Directors elected Yolonda C. Richardson as a director of the Company and a member of the Board’s audit and compensation committees. Ms. Richardson will begin her term on January 1, 2019. The Board has determined that Ms. Richardson is “independent” as that term is defined under the NYSE listing rules for purposes of serving on the Board and committees and that she also satisfies the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act, as amended, for purposes of serving as an independent director on the audit committee.

With the addition of Ms. Richardson to the audit committee, the Company will continue to have three independent directors on its audit committee and one member has accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment, in compliance with Section 303A.07(a) of the New York Stock Exchange corporate governance standards.

As a non-employee director of the Company, Ms. Richardson will be eligible to receive annual compensation of $110,000 (comprised of $70,000 in either cash or shares of Class A common stock or a combination of both at her option, and $40,000 in the form of Restricted Stock Units which vest upon grant and are settled following the second anniversary of grant (except for the initial grant which will be settled no later than 60 days from July 1, 2020). Additionally, as an audit committee member, she will be eligible to receive compensation of $10,000 annually. The Company also reimburses non-employee directors for expenses incurred in connection with attending Board and committee meetings. In addition, Ms. Richardson and the Company have entered into an indemnification agreement substantially in the form attached as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333- 200035) filed by the Company with the Securities and Exchange Commission on November 10, 2014.

On December 19, 2018, the Company issued a press release announcing the election of Ms. Richardson to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Moelis & Company dated December 19, 2018.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Moelis & Company dated December 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe

Name: Osamu Watanabe
Title: General Counsel and Secretary

Date: December 19, 2018